UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2009

BRINK’S HOME SECURITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-34088	80-0188977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Esters Boulevard

Irving, TX 75063

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (972) 871-3130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation and Management Development Committee and the Board of Directors (the “Board”) of Brink’s Home Security Holdings, Inc. (the “Company”) took the following actions at their meetings on February 19 and 20, 2009:

1. Cash bonuses were awarded to the executive officers under the Management Performance Improvement Plan (the “MPIP”), the Company’s long-term cash incentive compensation plan, for the three-year period ended December 31, 2008 in the following amounts: Robert B. Allen, Director, President and Chief Executive Officer, $338,000; Stephen C. Yevich, Senior Vice President and Chief Financial Officer, $169,000; Steven E. Neace, Senior Vice President, Field Operations, $169,000; Dwayne R. Sigler, Senior Vice President, Marketing, $126,750; and Carole L. Vanyo, Senior Vice President, Customer Operations, $169,000.

2. 2009 performance measures were adopted for the executive officers under the MPIP. In order for the executive officers to be deemed to have met their goals, the aggregate three-year performance measures require that the Company achieve specific thresholds for increased revenue, increased operating profit, and increased economic value added. The Board established new performance measures for the executive officers under the MPIP for 2009 to apply to the two existing three-year performance periods ending December 31, 2009 and December 31, 2010. However, the Board has determined not to establish a new three-year performance measurement period under the MPIP commencing January 1, 2009 and to discontinue use of the MPIP as a long-term incentive program after the last of the remaining three-year performance measurement periods ends on December 31, 2010. The Board intends to replace these long-term incentive awards under the MPIP with equity-based awards under the Company’s 2008 Equity Incentive Plan.

3. Discretionary cash bonuses were awarded to the executive officers under the Company’s Key Employees Incentive Plan (the “KEIP”) for the year ended December 31, 2008 in the following amounts: Mr. Allen, $275,000; Mr. Yevich, $117,000; Mr. Neace, $71,000; Mr. Sigler, $60,000; and Ms. Vanyo, $72,000.

4. The KEIP goals of the Chief Executive Officer for 2009 were approved. Mr. Allen’s individual performance in 2009 will be measured against specific goals pertaining to profit from recurring services and average subscriber base growth. Following the approval of Mr. Allen’s KEIP goals for 2009, Mr. Allen approved the KEIP goal categories of the other executive officers, which also includes profit from recurring services and average subscriber base growth.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRINK’S HOME SECURITY HOLDINGS, INC.

Date: February 25, 2009	By:	/s/ John S. Davis
John S. Davis
Senior Vice President

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